[GRAPHIC OMITTED]
[LOGO OMITTED - GENERAL SEMICONDUCTOR(R)
                SOLUTIONS IN POWER MANAGEMENT(TM)]




                                                           INVESTOR CONTACT:
                                                                    Tim Iris
                                                       Phone: (631) 847-3169
                                                           tiris@gensemi.com

                                                             MEDIA CONTACTS:
                                     George Sard/David Reno/Jonas Leddington
                                                     Citigate Sard Verbinnen
                                                       Phone: (212) 687-8080


FOR IMMEDIATE RELEASE



                       GENERAL SEMICONDUCTOR REPORTS
                           SECOND QUARTER RESULTS

MELVILLE, NY - JULY 19, 2001 - GENERAL SEMICONDUCTOR, INC. (NYSE: SEM), a leading manufacturer of power management devices, today reported results for the quarter ended June 30, 2001 in-line with guidance provided on June 15, 2001.

Sales for the quarter were $84.0 million, a 17.6% decrease from the $102.0 million recorded in the previous quarter and a 34.5% decrease from the $128.3 million reported in the second quarter of 2000. Diluted earnings per share were $0.01, compared to $0.12 in the first quarter of 2001, which excluded restructuring charges.

New product sales increased 22% sequentially and represented 10% of second quarter sales. General Semiconductor continued to expand its low voltage trench MOSFET product line, adding 13 new products during the quarter and bringing total offerings in the line to 51 products. The Company also successfully introduced its first family of Analog power products including standard linear and low-dropout voltage regulators.

Ronald A. Ostertag, Chairman and Chief Executive Officer, said, "Our second quarter revenue and earnings reflect the challenging environment faced by the semiconductor business. While visibility remains low, we believe that the demand for power semiconductors will increase over time, and we are taking steps to best capitalize on our many growth opportunities once economic conditions improve. New product sales as a percentage of total sales continues to grow, and we remain committed to continuing investment in new product development."

Mr. Ostertag continued, "We are finalizing our previously announced review of operations, and will soon communicate the details of a plan to enhance profitability, including steps to increase efficiencies, significantly reduce costs and subcontract the manufacturing of certain mature products. We expect to take a one-time charge related to these actions in the third quarter."

BUSINESS OUTLOOK

Based on current market conditions, the Company expects revenues in the third quarter will decline about 5% sequentially with earnings per share, excluding special charges, down slightly sequentially.

Mr. Ostertag concluded, "While current demand is weak across most of our end markets, we believe the requirement to efficiently manage power in products ranging from automobiles to hand-held devices ensures the long-term demand for our power management products."

ABOUT GENERAL SEMICONDUCTOR

General Semiconductor, Inc. is a leader in the design, manufacture and distribution of semiconductors serving the power management market. The Company provides customers with a broad array of products including rectifiers, transient voltage suppressors, small-signal transistors, diodes, MOSFETs and Analog ICs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key market segments for its products include automotive, computer, consumer and telecommunications.

 JOIN US FOR OUR CONFERENCE CALL TO BE BROADCAST LIVE AT 8:30 AM, THURSDAY,
         JULY 19, 2001 BY VISITING OUR WEBSITE AT: www.gensemi.com
                                                   ---------------

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K and 10-Q filings with the Securities and Exchange Commission are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.

                                                 GENERAL SEMICONDUCTOR, INC.
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (Unaudited - In Thousands, Except Per Share Data)



                                                             THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                                  JUNE 30,                                 JUNE 30,
                                                      --------------------------------------    --------------------------------
                                                            2001                  2000               2001               2000
                                                      ----------------     -----------------    -------------      -------------


NET SALES                                               $      84,027         $     128,318       $  186,035         $  243,288


Cost of sales                                                  63,748                88,810          138,901            169,247
                                                      ----------------     -----------------    -------------      -------------

GROSS PROFIT                                                   20,279                39,508           47,134             74,041

Selling, general and administrative                            11,812                14,357           24,546             27,021
Research and development                                        2,912                 1,761            5,525              3,435
Amortization of excess of cost over fair value
  of net assets acquired                                        1,286                 1,286            2,571              2,571
Restructuring                                                     -                     -              8,913                -
Asset impairment                                                  -                     -              4,035                -
                                                      ----------------     -----------------    -------------      -------------
     Total operating costs and expenses                        16,010                17,404           45,590             33,027
                                                      ----------------     -----------------    -------------      -------------

OPERATING INCOME                                                4,269                22,104            1,544             41,014
                                                      ----------------     -----------------    -------------      -------------

Other income                                                       58                   (22)             176                 (7)
Interest expense-net                                           (3,858)               (4,808)          (7,832)           (10,113)
                                                      ----------------     -----------------    -------------      -------------


INCOME (LOSS) BEFORE INCOME TAXES                                 469                17,274           (6,112)            30,894

(Provision for) benefit from income taxes                        (141)               (5,181)           1,833             (9,267)
                                                      ----------------     -----------------    -------------      -------------

NET INCOME (LOSS)                                       $         328         $      12,093       $   (4,279)        $   21,627
                                                      ================     =================    =============      =============

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                        37,777                37,671           37,752             37,501
  Diluted                                                      38,285                49,945           37,752             49,779

EARNINGS (LOSS) PER SHARE:
  Basic                                                        $ 0.01                $ 0.32          $ (0.11)            $ 0.58
  Diluted                                                      $ 0.01                $ 0.28          $ (0.11)            $ 0.50


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
                                            GENERAL SEMICONDUCTOR, INC.
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                               (In Thousands)



                                                                          (UNAUDITED)
                                                                           JUNE 30,              DECEMBER 31,
                                                                             2001                    2000
                                                                      ----------------       -----------------

Cash                                                                    $       1,087           $       4,913
Accounts receivable, less allowance for doubtful accounts                      49,988                  66,246
Inventories                                                                    54,252                  53,698
Other current assets                                                           23,383                  25,151
                                                                      ----------------       -----------------

Total current assets                                                          128,710                 150,008

Total non-current assets                                                      452,452                 445,281
                                                                      ----------------       -----------------

TOTAL ASSETS                                                            $     581,162           $     595,289
                                                                      ================       =================




Total current liabilities                                               $      78,319           $      99,877
                                                                      ----------------       -----------------

Long-term debt                                                                230,500                 216,500
Other liabilities                                                              87,444                  91,237
                                                                      ----------------       -----------------

Total non-current liabilities                                                 317,944                 307,737
                                                                      ----------------       -----------------

Total liabilities                                                             396,263                 407,614

Total stockholders' equity                                                    184,899                 187,675
                                                                      ----------------       -----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $    581,162            $    595,289
                                                                      ================       =================

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
                                        GENERAL SEMICONDUCTOR, INC
                                      CONDENSED CONSOLIDATED CASH FLOW
                                        (UNAUDITED - IN THOUSANDS)



                                                                  SIX MONTHS ENDED
                                                                     JUNE 30,
                                                               ---------------------------------------
                                                                     2001                  2000
                                                               -----------------      ----------------

Income (loss) from operations                                    $       (4,279)       $       21,627

 Adjustments to reconcile to net cash
  provided by operating activities:
  Depreciation and amortization                                          15,867                14,729
  Asset write-off in conjunction with restructuring                       4,035                 -
  Changes in assets and liabilities                                     (11,653)               (5,334)

                                                               ---------------------------------------
Net cash provided by operating activities                                 3,970                31,022

Capital expenditures                                                    (22,715)              (13,270)

Net cash provided by (used in) financing activities                      14,919               (16,507)

                                                               ---------------------------------------
(Decrease) increase in cash                                              (3,826)                1,245

Cash, beginning of period                                                 4,913                 2,586


                                                               ---------------------------------------
Cash, end of period                                              $        1,087        $        3,831
                                                               =======================================
